UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 4, 2013

Titanium Asset Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-53352	20-8444031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 E. Wisconsin Avenue, Milwaukee, Wisconsin		53202-5310
(Address of principal executive offices)		(Zip Code)

(414) 765-1980

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2013, the board of directors of the Company appointed Mr. Lloyd Dickinson and Ms. Patricia Jamieson as independent directors.

Mr. Dickinson, 65, recently retired from the law firm of Foley & Lardner LLP, after serving as a partner from 1989 until his retirement in January 2013. As a member of the firm’s Employee Benefits & Executive Compensation and Labor & Employment Practices, Mr. Dickinson advised publicly and privately held businesses, third party administrators, and plan trustees on employee benefit programs and policies and served as counsel to multi-employer pension and health and welfare plans. Mr. Dickinson holds a J.D. degree and a bachelor’s degree from the University of Wisconsin. Mr. Dickinson holds no interests in the Company.

Ms. Jamieson, 58, recently retired from KeyCorp where she held various finance positions reporting to the Chief Financial Officer since 1998. KeyCorp is a bank-based financial services company with assets of approximately $90 billion. From 1983 to 1998, Ms. Jamieson held various positions at McDonald & Company Investments, Inc., a publicly traded brokerage, asset management and investment banking company and served as the Chief Financial Officer from 1995 to 1998, when the company was acquired by KeyCorp. From 1977 to 1983, she worked for the public accounting firm of Ernst & Whinney (currently Ernst & Young). Ms. Jamieson holds a bachelor’s degree in business administration from John Carroll University. Ms. Jamieson holds no interests in the Company.

The new directors will receive an annual cash retainer of $30,000 for their service on the Board of Directors and will have the right to be reimbursed for expenses incurred in connection with attending meetings of the Board of Directors. None of the new directors have been initially appointed to any committee of the Board of Directors

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 4, 2013, the Company’s board of directors approved amendments to the Company’s By-Laws that eliminated the special provisions for director representation contained in Article III of the By-Laws that were applicable while Clal Finance Ltd. held more than 35% of the Company’s common stock. The amendments also included a revision to Section 13 of Article III of the By-Laws allowing for the removal of directors with or without cause by the holders of a majority of the voting power of the issued and outstanding capital stock of the Company.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit 3.1 Amendments to By-Laws of Titanium Assets Management Corp.

Exhibit 3.2 Amended and Restated By-Laws of Titanium Asset Management Corp., effective as of March 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM ASSET MANAGEMENT CORP.

Date: March 7, 2013	By:	/s/ Jonathan Hoenecke
Name: Jonathan Hoenecke
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendments to By-Laws of Titanium Asset Management Corp.
3.2	Amended and Restated By-Laws of Titanium Asset Management Corp., effective as of March 4, 2013